                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
    / /  Definitive Proxy Statement
    / /  Definitive Additional Materials
    /X/  Soliciting Material Pursuant to Section 240.14a-12

                    COMPUTER ASSOCIATES INTERNATIONAL, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                                EXPLANATORY NOTE

Computer Associates International, Inc., a Delaware corporation ("Computer Associates", "CA" or the "Company"), is filing the materials contained in this
Schedule 14A with the Securities and Exchange Commission on July 20, 2001 in connection with the solicitation of proxies for electing the board of directors of Computer Associates at the 2001 annual meeting of Computer Associates' stockholders.

ONE OR MORE OF A SERIES OF ELEVEN (11) POSTERS WITH THE FOLLOWING SLOGANS WERE HUNG IN VARIOUS LOCATIONS AT CA HEADQUARTERS IN ISLANDIA, NY, ON JULY 19, 2001, WITH THE FOLLOWING "IMPORTANT INFORMATION" LEGEND PLACED BELOW THE POSTERS:

      1.    Charles and Sanjay ... Approved! - by G.S.O.
      2.    Finance Supports CA
      3.    Finance Supports Charles & Sanjay
      4.    Sales Accounting Supports CA
      5.    Sales Accounting Supports Charles & Sanjay
      6. Be CAsmart! [logo] Make Sure To Vote For CA. Employee Development, CRO and GSS Support CA's current management.
      7.    One Man. One Vote. One Company. Charles and Sanjay stay, CA All The
            Way!
      8.    Set FOCUS on CA. Support CA.
      9.    CA Employees Stand Behind Charles and Sanjay
      10. Remember, Every Vote Counts, Just Ask George W. The CRO, GSS, QMS and Employee Development Teams support CA.
      11.   ALL HANDS FOR CA MANAGEMENT

                              IMPORTANT INFORMATION

Computer Associates filed a definitive proxy statement with the Securities and Exchange Commission on July 18, 2001 relating to Computer Associates' solicitation of proxies from the stockholders of Computer Associates with respect to the Computer Associates 2001 annual meeting of stockholders. Computer Associates' definitive proxy statement and other relevant documents are publicly available, and may be obtained for free, at WWW.SEC.GOV. Computer Associates expects to disseminate the definitive proxy statement to stockholders on or about July 19, 2001. Detailed information regarding the names, affiliation and interests of individuals who may be deemed participants in the solicitation of proxies of Computer Associates' shareholders are set forth in the proxy statement. COMPUTER ASSOCIATES ADVISES SECURITY HOLDERS TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, BECAUSE THEY CONTAIN IMPORTANT INFORMATION. You may also obtain a free copy of Computer Associates' definitive proxy statement, when it becomes available, by writing to Computer Associates at One Computer Associates Plaza, Islandia, New York 11749, by contacting MacKenzie Partners, Inc., toll free at 1-800-322-2885, or D.F. King & Co., Inc., toll free at 1-800-431-9642, or at CA.COM. To the extent that individual customers, independent industry researchers, financial analysts, or Company commissioned research, are quoted in these proxy materials, it is the Company's policy to use reasonable efforts to verify the source and accuracy of the quote. The Company has not, however, sought or obtained the consent of the quoted source to the use of such quote as proxy soliciting material. This document may contain expressions of opinion and belief. Except as otherwise expressly attributed to another individual or entity, these opinions and beliefs are the opinions and beliefs of Computer Associates.